EXHIBIT 23.1

Armanino LLP 21650 Oxnard St. Suite 2400 Woodland Hills, CA 91367-7824 818 587 9300 main 818 347 0904 fax armaninoLLP.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 8-K of our audit report dated June 7, 2021 relating to the consolidated financial statements of Umbrla, Inc. as of and for the two years ended December 31, 2019 and 2020.

ArmaninoLLP
Woodland Hills, California

August 30, 2021